SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARIBA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ARIBA, INC.

807 11th Avenue

Sunnyvale, California 94089

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Ariba, Inc., which will be held at Ariba’s headquarters, located at 807 11th Avenue, Sunnyvale, California on March 1, 2007, at 8:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to read these materials carefully.

It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED. As discussed in the Proxy Statement, returning the proxy or voting instruction card does not deprive you of your right to attend the Annual Meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Ariba. We look forward to seeing you at the Annual Meeting.

Sincerely,

ROBERT M. CALDERONI
Chairman of the Board of Directors and Chief Executive Officer

Sunnyvale, California

January 10, 2007

ARIBA, INC.

807 11th Avenue

Sunnyvale, California 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 1, 2007

To the Stockholders:

The annual meeting of stockholders (the “Annual Meeting”) of Ariba, Inc. (the “Company”) will be held at Ariba’s headquarters, located at 807 11th Avenue, Sunnyvale, California on March 1, 2007, at 8:00 a.m. for the following purposes:

1. To elect three (3) members of the Board of Directors to serve until the 2010 annual meeting of stockholders of the Company or until such persons’ successors have been duly elected and qualified; and

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2007; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement. Only stockholders of record at the close of business on January 3, 2007, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s principal executive offices located at 807 11th Avenue, Sunnyvale, California, 94089 during ordinary business hours for the ten-day period prior to the Annual Meeting.

By Order of the Board of Directors

James W. Frankola
Executive Vice President and Chief Financial Officer

Sunnyvale, California

January 10, 2007

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED. PLEASE SEE “VOTING OF SHARES” ON PAGE 1 OF THE PROXY STATEMENT FOR INFORMATION ON HOW TO VOTE YOUR SHARES AND CHANGE YOUR VOTE.

ARIBA, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held March 1, 2007

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Ariba, Inc., a Delaware corporation (“Ariba” or the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Ariba’s headquarters, located at 807 11th Avenue, Sunnyvale, California on March 1, 2007, at 8:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about January 10, 2007.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement (“Proxy Statement”).

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s Common Stock (the “Common Stock”) is the only type of security entitled to vote at the Annual Meeting. On January 3, 2007, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 76,705,517 shares of Common Stock outstanding. Each stockholder of record on January 3, 2007 is entitled to one vote for each share of Common Stock held by such stockholder on January 3, 2007. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal No. 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal No. 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2007 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Voting of Shares

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, ComputerShare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use.

If your shares are held in a brokerage account, or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you, together with a voting instruction card, by your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Annual Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Shares of Common Stock held in a stockholder’s name as the stockholder of record may be voted in person at the Annual Meeting. Shares of Common Stock held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors (the “Board of Directors”) and which will be voted as you direct on your proxy or voting instructions when properly completed. In the event no directions are specified, such proxies and voting instructions will be voted FOR the nominees for election to the Board of Directors, FOR the ratification of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending September 30, 2007 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

You may also revoke or change your proxy or voting instructions at any time before the Annual Meeting. To revoke your proxy, send a written notice of revocation or another signed proxy with a later date to the Chief Financial Officer of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. To revoke your voting instructions, submit new voting instructions to your broker, trustee or nominee; alternatively, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Attending the Annual Meeting

You are entitled to attend the Annual Meeting only if you were a stockholder of the Company as of the close of business on January 3, 2007 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of record holders on the record date prior to your being admitted to the Annual Meeting. If you are a beneficial owner of shares held in street name, you should provide proof of beneficial ownership on the record date, such as your most recent brokerage account statement prior to January 3, 2007, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting.

ELECTION OF DIRECTORS

The Company’s certificate of incorporation provides for a classified board of directors. There are three classes of directors, with each class of directors serving three-year terms that end in successive years. Ariba currently has authorized seven directors. The class of directors standing for election at the Annual Meeting consists of three directors. The three directors will be elected at the Annual Meeting to serve until the 2010 annual meeting of stockholders of Ariba or until their successors are elected and qualified.

The directors being nominated for election to the Board of Directors (each, a “Nominee”), their ages as of December 31, 2006, their positions and offices held with Ariba and certain biographical information are set forth below. The Board of Directors has determined that each of its members, other than Robert M. Calderoni, Ariba’s Chief Executive Officer, is an “independent director” as described in the listing standards of The Nasdaq National Market (“Nasdaq”).

The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event that any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any Nominee is unable or will decline to serve as a director. The three Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Ariba. Abstentions and broker non-votes will not be counted toward an individual’s total. Proxies cannot be voted for more than three individuals.

Nominee	Age	Year Term Expires	Positions and Offices Held with the Company
Thomas F. Monahan	57	2010	Director

Karl E. Newkirk	65	2010	Director

Richard F. Wallman	55	2010	Director

Thomas F. Monahan, age 57, has served as a director of the Company since July 2003. In 2003, after six years as Dean of the College of Commerce and Finance at Villanova University, he returned to the faculty in the John M. Cooney Endowed Professorship in Accounting. Mr. Monahan received his Ph.D. in Accounting from Temple University, his Master of Business Administration in Finance from Rutgers University and his Bachelor of Science degree in Economics from Hofstra University. He is a Certified Public Accountant.

Karl E. Newkirk, age 65, has served as a director of the Company since July 2004. Mr. Newkirk served as a director of FreeMarkets, Inc. from August 2003 to July 2004. From 1963 to 2001, Mr. Newkirk was employed at Accenture, Ltd (formerly known as Andersen Consulting), where he was a partner from 1972 through 2001, when Andersen Consulting became a public company. Mr. Newkirk held a number of leadership roles throughout his career at Accenture, most recently serving as the Managing Partner of the Global Enterprise Business Solutions Practice and of the Microsoft Alliance. In addition to serving as a director of the Company, he is also a member of the board of directors of I-Many, Inc. Mr. Newkirk holds an undergraduate degree in Industrial Engineering from Case Institute of Technology and a Master of Business Administration from Case Western Reserve University.

Richard F. Wallman, age 55, has served as a director of the Company since October 2002. From 1995 through 2003, Mr. Wallman served as the Senior Vice President and Chief Financial Officer of Honeywell International, Inc., a diversified technology company, and AlliedSignal, Inc. (prior to its merger with Honeywell). In addition to serving as a director of the Company, he is also a member of the boards of directors of Avaya, Inc., Lear Corporation, Hayes-Lemmerz International, Inc., ExpressJet Holdings, Inc. and Roper Industries Inc. Mr. Wallman holds a Bachelor of Science degree in electrical engineering from Vanderbilt University and a Master of Business Administration from the University of Chicago Graduate School of Business.

Set forth below is information regarding each of the continuing directors of Ariba, including his age as of December 31, 2006, the period during which he has served as a director, and certain information as to principal occupations and directorships held by him in corporations whose shares are publicly registered.

Continuing Directors—Term Ending in 2008

Robert M. Calderoni, age 47, has served as Chairman of the Board of Directors since July 2003 and as the Company’s Chief Executive Officer and a director since 2001. From 2001 to 2004, Mr. Calderoni also served as the Company’s President. In 2001, Mr. Calderoni served as the Company’s Executive Vice President and Chief Financial Officer. From 1997 to 2001, he served as Chief Financial Officer at Avery Dennison Corporation. In addition to serving as a director of the Company, he is also a member of the board of directors of Juniper Networks, Inc. Mr. Calderoni holds a Bachelor of Science degree in accounting and finance from Fordham University.

Robert E. Knowling, Jr., age 51, has served as a director of the Company since July 2000 and currently serves as the Company’s lead independent director. Since June 2005, Mr. Knowling has served as Chief Executive Officer of Vercuity Solutions, Inc., a supplier of telecom expense management services. From January 2003 to May 2005, Mr. Knowling served as Chief Executive Officer of the New York Leadership Academy at the New York City Board of Education. From 2001 to 2003, Mr. Knowling served as Chairman and Chief Executive Officer of SimDesk Technologies, a software development company. Mr. Knowling served as President and Chief Executive Officer of Covad Communications Company, a broadband service provider, from 1998 to 2000. He also served as Chairman of the Board of Directors of Covad in 1999 and 2000. In 2001, Covad filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. In addition to serving as a director of the Company, he is also a member of the boards of directors of Heidrick & Struggles International and Immune Response Corporation. Mr. Knowling holds a Bachelor of Arts degree in theology from Wabash College, and a Master of Business Administration from Northwestern University’s Kellogg Graduate School of Business.

Continuing Directors—Term Ending in 2009

Richard A. Kashnow, age 65, has served as a director of the Company since April 2003. Since 2003, Mr. Kashnow has been self-employed as a consultant. From 1999 until 2003, Mr. Kashnow served as President of Tyco Ventures, the venture capital arm of Tyco International, Inc., a diversified manufacturing services company. In addition to serving as a director of the Company, he is also a member of the board of directors of ActivIdentity, Inc. and Komag, Incorporated. Mr. Kashnow holds a Bachelor of Science degree in physics from Worcester Polytechnic Institute, and a Ph.D. in solid state physics from Tufts University.

Robert D. Johnson, age 59, has served as a director of the Company since January 2005. Since August 2006, Mr. Johnson has served as Chief Executive Officer of Dubai Aerospace Enterprise, an aerospace, manufacturing and services corporation. From January 2005 to January 2006, Mr. Johnson was the Chairman, Aerospace of Honeywell Aerospace, a division of Honeywell Inc., a supplier of aircraft engines, equipment, systems and services. From 2000 to 2005, Mr. Johnson was the President and Chief Executive Officer of Honeywell Aerospace. In 1999 and 2000, he was President and Chief Executive Officer of AlliedSignal Aerospace, a division of AlliedSignal Inc., a supplier of aircraft engines, equipment, systems and services. From 1997 until 1999, he was President and Chief Executive Officer of Electronic and Avionics Systems, AlliedSignal Aerospace. In addition to serving as a director of the Company, Mr. Johnson is also a member of the board of directors of Phelps Dodge Corporation and Roper Industries Inc. Mr. Johnson holds a Bachelor of Arts degree in economics and mathematics from Miami University (Ohio).

Board of Directors Meetings and Committees

During the fiscal year ended September 30, 2006, the Board of Directors held 12 meetings and did not act by written consent in lieu of a meeting on any occasion. For the fiscal year, each of the current directors during the term of his tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he served, except for Mr. Johnson, who attended or participated in 63% of such meetings. All of Ariba’s directors are encouraged to attend the Annual Meeting. All of Ariba’s directors were in attendance at Ariba’s 2006 annual meeting of stockholders.

During the fiscal year ended September 30, 2006, the Board of Directors had an Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee and an Equity Incentive Committee.

Audit Committee. During the fiscal year ended September 30, 2006, the Audit Committee of the Board of Directors (the “Audit Committee”) held 13 meetings and did not act by written consent in lieu of a meeting on any occasion. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including (i) the selection of the Company’s independent auditors, (ii) the scope of the independent auditors’ service and annual audit fees to be paid to the Company’s independent auditors, (iii) the performance of the Company’s independent auditors and (iv) the accounting practices of the Company. The chair of the Audit Committee is Mr. Monahan, and the other members of the Audit Committee during the fiscal year ended September 30, 2006 were Messrs. Johnson, Kashnow and Knowling. Mr. Johnson resigned from the Audit Committee effective as of December 5, 2006. The Board of Directors has determined that each member of the Audit Committee is independent as described in applicable Nasdaq listing standards. The Board of Directors has also determined that Mr. Monahan is an “audit committee financial expert” as described in applicable rules and regulations of the Securities and Exchange Commission. A copy of the Audit Committee’s charter is publicly available on the Company’s website at http://www.ariba.com/company/investor_governance.cfm.

Corporate Governance and Nominating Committee. During the fiscal year ended September 30, 2006, the Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”) held three meetings and did not act by written consent in lieu of a meeting on any occasion. The Corporate Governance and Nominating Committee (i) reviews, considers developments in and makes recommendations to the Board of Directors regarding corporate governance policies and procedures for the Company, (ii) makes recommendations to the Board of Directors regarding candidates for membership on the Board of Directors and regarding the size and composition of the Board of Directors, and (iii) establishes procedures for the nomination process. The chair of the Corporate Governance and Nominating Committee is Mr. Wallman, and the other members of the Corporate Governance and Nominating Committee are Messrs. Knowling and Newkirk. A copy of the Corporate Governance and Nominating Committee’s charter is publicly available on the Company’s website at http://www.ariba.com/company/investor_governance.cfm.

In assessing the appropriate size and composition of the Board of Directors, the Corporate Governance and Nominating Committee considers bona fide candidates from all relevant sources, including current members of the Board of Directors, professional search firms, stockholders and other persons. The minimum qualifications and skills that each director should possess include (i) the highest professional and personal ethics and values, (ii) broad experience at the policy-making level in business, government, education, technology or public interest, (iii) a commitment to enhancing stockholder value and (iv) sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. In addition, the Corporate Governance and Nominating Committee considers (i) various and relevant career experience, (ii) relevant skills, such as an understanding of the software business, software development, technology, finance, marketing and international commerce, (iii) financial expertise, (iv) diversity and (v) local and community ties.

Stockholders may propose director candidates for consideration by the Corporate Governance and Nominating Committee. Any such recommendations should be directed to the Secretary of the Company at Ariba’s headquarters at the address set forth above. In addition, the Company’s bylaws permit stockholders to nominate directors at an annual meeting of stockholders. To nominate a director, a stockholder must (i) furnish the Company with the information required by the Company’s bylaws, (ii) in some cases deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Common Stock to elect such nominee, and (iii) give timely notice to the Secretary of the Company in accordance with the Company’s bylaws, which require that the notice be received by the Secretary of the Company within the time periods described below for stockholder proposals not intended to be included in the Company’s proxy statement and proxy. See “Stockholder Proposals for 2008 Annual Meeting.”

Compensation Committee. During the fiscal year ended September 30, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) held seven meetings and acted by written consent in lieu of a meeting on two occasions. The Compensation Committee (i) administers the Company’s stock plans, (ii) reviews the performance of, and establishes compensation programs for, the executive officers of the Company and (iii) reviews the compensation programs for other key employees, including salary and cash bonus levels and option and restricted stock grants under the Company’s stock plans. The chair of the Compensation Committee is

Mr. Kashnow, and the other members of the Compensation Committee are Messrs. Johnson, Newkirk and Wallman. A copy of the Compensation Committee’s charter is publicly available on the Company’s website at http://www.ariba.com/company/investor_governance.cfm.

Equity Incentive Committee. During the fiscal year ended September 30, 2006, the Equity Incentive Committee of the Board of Directors (the “Equity Incentive Committee”) held no meetings and acted by written consent in lieu of a meeting on 28 occasions. The Equity Incentive Committee administers the Company’s equity incentive plans with respect to persons other than directors and executive officers of the Company. With respect to each calendar quarter, its authority is limited to grants of not more than 50,000 options per person and not more than 25,000 restricted shares per person. Grants in excess of these limits must be approved by the Compensation Committee. The sole member of the Equity Incentive Committee is Mr. Calderoni.

Stockholder Communications with Directors

Any stockholder wishing to send written communications to the Board of Directors or a specified individual director may do so by sending them to Ariba’s headquarters at 807 11th Avenue, Sunnyvale, California 94089, Attn: General Counsel. The Company’s general counsel will relay all such communications to the Board of Directors, or individual members, as appropriate.

Director Compensation

Members of the Board of Directors receive a retainer of $50,000 per year, paid in quarterly installments. The Company’s lead independent director (currently Robert E. Knowling, Jr.) receives an additional retainer of $10,000 per year, paid in quarterly installments. The chair of each committee of the Board of Directors receives an annual retainer of $5,000, except that the chair of the Audit Committee receives an annual retainer of $10,000, also paid in quarterly installments. Directors receive a fee of $2,500 for each meeting of the Board of Directors that they attend and a fee of $1,000 for each meeting of a committee of the Board of Directors that they attend. Directors may elect to convert from 50% to 100% of their cash compensation into shares of Common Stock or options to purchase such shares. The shares or options are granted automatically as of the last day of the quarter in which the cash compensation was earned. Cash is converted into shares based on the closing price of the Common Stock on the last trading day in the quarter and into options based on the option valuation method used by the Company in preparing its consolidated financial statements. The options have an exercise price equal to 100% of the closing price of the Common Stock on the last trading day in the quarter. The option term is 10 years, except that the options expire 12 months after the director’s service terminates for any reason. Shares or options received in lieu of cash compensation are fully vested.

Non-employee directors also receive grants of restricted shares of Common Stock under the 1999 Equity Incentive Plan. The Board of Directors has determined that each new non-employee director upon election to the Board of Directors will receive a one-time grant of restricted shares of Common Stock with a fair market value of $100,000 on the date of grant, provided that the director has never been employed by the Company. In addition, each continuing non-employee director will receive an annual grant of restricted shares of Common Stock with a fair market value of $100,000 on the date of grant, to be granted at the meeting of the Board of Directors held in conjunction with the annual meeting of stockholders (whether or not the director has been employed by the Company). However, a director will not receive an annual grant in the same calendar year in which he or she received the initial grant. Each initial and annual grant of restricted shares of Common Stock vest on the first permissible trading day that occurs after the first anniversary of the date of grant, provided that the recipient remains in the Company’s service on the vesting date, subject to full acceleration upon a change in control of the Company. Each non-employee director received the annual grant at the time of our 2006 annual meeting of stockholders.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table sets forth, as of December 31, 2006, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors and the executive officers named in the Summary Compensation Table on page 9 and (iii) all current directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

	Shares Beneficially Owned as of December 31, 2006(1)
Beneficial Owner*	Number of Shares	Percentage of Class
Robert M. Calderoni(2)	1,295,204	1.7%
Robert D. Johnson(3)	51,349	*	*
Richard A. Kashnow(4)	72,181	*	*
Robert E. Knowling, Jr.(5)	53,012	*	*
Thomas F. Monahan(6)	72,181	*	*
Karl E. Newkirk(7)	89,197	*	*
Richard F. Wallman(8)	49,681	*	*
Kevin S. Costello(9)	490,749	*	*
James W. Frankola(10)	387,469	*	*
Kent L. Parker (11)	355,598	*	*
H. Tayloe Stansbury(12)	279,909	*	*
All current directors and executive officers as a group (12 people)(13)	3,196,530	4.2%

*	These beneficial owners can be reached at Ariba, Inc., 807 11th Avenue, Sunnyvale, California 94089.
**	Less than 1% of the outstanding shares of Common Stock.

(1)	The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days of December 31, 2006 for the purpose of computing the percentage ownership of the person holding those options, but not for the purpose of computing the percentage ownership of any other person. Based on 76,570,564 shares of Common Stock outstanding as of December 31, 2006.
(2)	Includes 1,277,145 shares subject to forfeiture as of December 31, 2006.
(3)	Includes options exercisable for 41,668 shares of Common Stock within 60 days of December 31, 2006 and 9,681 shares subject to forfeiture as of December 31, 2006.
(4)	Includes options exercisable for 62,500 shares of Common Stock within 60 days of December 31, 2006 and 9,681 shares subject to forfeiture as of December 31, 2006.
(5)	Includes options exercisable for 43,331 shares of Common Stock within 60 days of December 31, 2006 and 9,681 shares subject to forfeiture as of December 31, 2006.
(6)	Includes options exercisable for 62,500 shares of Common Stock within 60 days of December 31, 2006 and 9,681 shares subject to forfeiture as of December 31, 2006.
(7)	Includes options exercisable for 79,516 shares of Common Stock within 60 days of December 31, 2006 and 9,681 shares subject to forfeiture as of December 31, 2006.
(8)	Includes options exercisable for 40,000 shares of Common Stock within 60 days of December 31, 2006 and 9,681 shares subject to forfeiture as of December 31, 2006.
(9)	Includes 407,500 shares subject to forfeiture as of December 31, 2006.
(10)	Includes 324,721 shares subject to forfeiture as of December 31, 2006.
(11)	Includes options exercisable for 51,109 shares of Common Stock within 60 days of December 31, 2006 and 251,256 shares subject to forfeiture as of December 31, 2006.
(12)	Includes 248,333 shares subject to forfeiture as of December 31, 2006.
(13)	Includes options exercisable for an aggregate of 380,624 shares of Common Stock within 60 days of December 31, 2006, and 2,567,041 shares subject to forfeiture as of December 31, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act (“Section 16(a)”), which require them to file reports with respect to their ownership of Common Stock and their transactions in Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their fiscal year 2006 transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal year 2006, the Company believes that all reporting requirements under Section 16(a) were met in a timely manner by the persons who were executive officers, members of the Board or greater than 10% stockholders during such fiscal year.

The following Summary Compensation Table sets forth the compensation earned by the Company’s Chief Executive Officer and the four other executive officers who were serving as such as of September 30, 2006 (collectively, the “Named Officers”).

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation					Long-Term Compensation Awards			All Other Compensation($)
		Salary($)(1)	Bonus($)		Other Annual Compensation($)		Restricted Stock Awards($)(2)		Securities Underlying Options(#)(3)
Robert M. Calderoni	2006	600,000	609,779		46,152	(4)	4,648,500	(5)	0	10,800	(6)
Chairman of the Board of Directors and Chief Executive Officer	2005	600,000	1,250,700	(7)	920,798	(8)	7,647,008	(9)	0	0
	2004	600,000	1,376,400	(10)	965,425	(8)	3,000,024	(11)	0	0
Kevin S. Costello	2006	450,000	240,499		29,689	(12)	1,136,300	(13)	0	12,900	(6)
Executive Vice President and Chief Commercial Officer	2005	450,000	371,059	(14)	15,000	(12)	3,496,010	(15)	0	0
	2004	450,000	531,194	(16)	15,000	(12)	854,986	(11)	208,333	0
James W. Frankola	2006	450,000	241,792		0		1,033,000	(17)	0	8,556	(6)
Executive Vice President and Chief Financial Officer	2005	450,000	160,753	(18)	0		2,293,102	(19)	0	0
	2004	450,000	615,295	(20)	0		854,986	(11)	24,999	0
Kent L. Parker (21)	2006	300,000	232,417		0		878,050	(22)	0	12,900	(6)
Executive Vice President and General Manager, Ariba Global Services Organization	2005	300,000	113,898		0		1,250,096	(23)	0	0
	2004	75,000	40,000		0		0		66,666	0
H. Tayloe Stansbury	2006	300,000	221,167		23,076	(4)	878,050	(24)	0	6,300	(6)
Executive Vice President, Products and Operations	2005	300,000	113,898		0		1,292,114	(25)	0	0
	2004	300,000	90,000		0		170,973	(11)	41,666	0

(1)	Salary includes amounts deferred under the Company’s 401(k) Plan.
(2)	The Company does not plan to pay regular dividends on its Common Stock, but the restricted shares shown in this column are eligible to receive dividends to the same extent as other shares of Common Stock. Restricted stock numbers for 2004 reflect the 1-for-6 reverse split of the Common Stock effected on July 1, 2004.
(3)	Option numbers for 2004 reflect the 1-for-6 reverse split of the Common Stock effected on July 1, 2004.
(4)	Consists of a cash payment made by the Company in lieu of the Named Officer’s entitlement to a sabbatical.
(5)	During fiscal 2006, Mr. Calderoni was granted 450,000 shares of restricted stock pursuant to the Company’s annual grant program. These shares vest in three equal installments on the first permissible trading day after February 15, 2007, February 15, 2008 and February 15, 2009, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Vesting may accelerate pursuant to a Severance Agreement between the Company and Mr. Calderoni. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”
(6)	Represents a matching cash contribution and the value of a matching stock contribution under the Company’s 401(k) plan.
(7)	Includes a bonus of $200,000 for services rendered in fiscal 2005 and $1,050,700 for forgiveness of a loan from a third party to Mr. Calderoni made in fiscal 2001. No Company cash was used to fund the loan.
(8)	The amounts shown represent Company tax reimbursement payments. The Company entered into an agreement with Mr. Calderoni in 2001 under which he was entitled to receive annual cash payments from the Company during fiscal years 2002 through 2005. The amount of each payment was calculated to compensate Mr. Calderoni for the income taxes that he incurred as the result of the loan forgiveness described in footnotes (7) and (10).
(9)	During fiscal 2005, Mr. Calderoni was granted 400,000 shares of restricted stock pursuant to the Company’s annual grant program. These shares vest in three equal installments on the first permissible trading day after October 8, 2005, October 8, 2006 and October 8, 2007, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. In addition, Mr. Calderoni was granted 591,668 shares of restricted stock in exchange for canceling options to purchase 1,583,332 shares pursuant to the Company’s option exchange program. The cancelled options had a value at the time of surrender of $3,396,014, as determined by the Company using the methodology and assumptions used in preparing its consolidated financial statements. These restricted shares granted pursuant to the option exchange program vest in three equal installments on the first permissible trading day after August 12, 2006, August 12, 2007 and August 12, 2008, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Vesting may accelerate pursuant to a Severance Agreement between the Company and Mr. Calderoni. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

(10)	Includes a bonus of $275,000 for services rendered in fiscal 2004 and $1,101,400 for forgiveness of a loan from a third party to Mr. Calderoni made in fiscal 2001, as described in footnote (7).
(11)	Mr. Calderoni was granted 146,200 shares of restricted stock, Messrs. Costello and Mr. Frankola were each granted 41,666 shares of restricted stock and Mr. Stansbury was granted 8,332 shares of restricted stock on January 23, 2004 pursuant to the Company’s annual grant program. Pursuant to the terms of their restricted stock agreements, (A) 50% of the shares vest in three equal installments on the first permissible trading day after January 23, 2005, January 23, 2006 and January 23, 2007, respectively, provided that service of such person as an employee, consultant or director of the Company has been continuous until the applicable day, and (B) 50% of the shares vest on the first permissible trading day after the earlier of (i) January 23, 2009 or (ii) such date as the Company achieves certain milestones, which milestones have since been achieved and such shares vested on October 31, 2005. Vesting may accelerate pursuant to the Severance Agreement between the Company and the Named Officer. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”
(12)	Represents reimbursement of fees for personal financial services.
(13)	During fiscal 2006, Mr. Costello was granted 110,000 shares of restricted stock pursuant to the Company’s annual grant program. These shares vest in three equal installments on the first permissible trading day after February 15, 2007, February 15, 2008 and February 15, 2009, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Vesting may accelerate pursuant to a Severance Agreement between the Company and Mr. Costello. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”
(14)	Includes a bonus of $157,519 for services rendered in fiscal 2005 and $213,540 for forgiveness of a loan from the Company to Mr. Costello made in 2002.
(15)	During fiscal 2005, Mr. Costello was granted 225,000 shares of restricted stock pursuant to the Company’s annual grant program. These shares vest in three equal installments on the first permissible trading day after October 8, 2005, October 8, 2006 and October 8, 2007, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. In addition, Mr. Costello was granted 195,835 shares of restricted stock in exchange for canceling options to purchase 541,665 shares pursuant to the Company’s option exchange program. The cancelled options had a value at the time of surrender of $1,194,578, as determined by the Company using the methodology and assumptions used in preparing its consolidated financial statements. These restricted shares pursuant to the option exchange program vest in three equal installments on the first permissible trading day after August 12, 2006, August 12, 2007 and August 12, 2008, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Vesting may accelerate pursuant to a Severance Agreement between the Company and Mr. Costello. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”
(16)	Includes a bonus of $184,979 for services rendered in fiscal 2004 and $346,215 of loan forgiveness, as described in footnote (14).
(17)	During fiscal 2006, Mr. Frankola was granted 100,000 shares of restricted stock pursuant to the Company’s annual grant program. These shares vest in three equal installments on the first permissible trading day after February 15, 2007, February 15, 2008 and February 15, 2009, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Vesting may accelerate pursuant to a Severance Agreement between the Company and Mr. Frankola. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”
(18)	Includes a bonus of $118,898 for services rendered in fiscal 2005 and $41,855 for forgiveness of a loan from the Company to Mr. Frankola made in 2002.
(19)	During fiscal 2005, Mr. Frankola was granted 150,000 shares of restricted stock pursuant to the Company’s annual grant program. These shares vest in three equal installments on the first permissible trading day after

October 8, 2005, October 8, 2006 and October 8, 2007, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. In addition, Mr. Frankola was granted 124,167 shares of restricted stock in exchange for canceling options to purchase 316,665 shares pursuant to the Company’s option exchange program. The cancelled options had a value at the time of surrender of $780,455, as determined by the Company using the methodology and assumptions used in preparing its consolidated financial statements. These restricted shares pursuant to the option exchange program vest in three equal installments on the first permissible trading day after August 12, 2006, August 12, 2007 and August 12, 2008, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Vesting may accelerate pursuant to a Severance Agreement between the Company and Mr. Frankola. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

(20)	Includes a bonus of $105,000 for services rendered in fiscal 2004 and $510,295 of loan forgiveness, as described in footnote (18).
(21)	Mr. Parker joined the Company on July 1, 2004 upon the closing of the Company’s merger with FreeMarkets, Inc.
(22)	During fiscal 2006, Mr. Parker was granted 85,000 shares of restricted stock pursuant to the Company’s annual grant program. These shares vest in three equal installments on the first permissible trading day after February 15, 2007, February 15, 2008 and February 15, 2009, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Vesting may accelerate pursuant to an Employment Agreement between the Company and Mr. Parker. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”
(23)	During fiscal 2005, Mr. Parker was granted 50,000 shares of restricted stock pursuant to the Company’s annual grant program. These shares vest in three equal installments on the first permissible trading day after October 8, 2005, October 8, 2006 and October 8, 2007, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. In addition, Mr. Parker was granted 66,887 shares of restricted stock in exchange for canceling options to purchase 203,064 shares pursuant to the Company’s option exchange program. The cancelled options had a value at the time of surrender of $378,093, as determined by the Company using the methodology and assumptions used in preparing its consolidated financial statements. These restricted shares granted pursuant to the option exchange program vest in three equal installments on the first permissible trading day after August 12, 2006, August 12, 2007 and August 12, 2008, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Mr. Parker was also granted 35,000 shares of restricted stock on May 17, 2005. These shares vest in three equal installments on the first permissible trading day after May 17, 2006, May 17, 2007 and May 17, 2008, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Mr. Parker was also granted 25,000 shares of restricted stock on July 1, 2005. These shares vest in three equal installments on the first permissible trading day after July 1, 2006, July 1, 2007 and July 1, 2008, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Vesting may accelerate pursuant to a Severance Agreement between the Company and Mr. Parker. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”
(24)	During fiscal 2006, Mr. Stansbury was granted 85,000 shares of restricted stock pursuant to the Company’s annual grant program. These shares vest in three equal installments on the first permissible trading day after February 15, 2007, February 15, 2008 and February 15, 2009, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Vesting may accelerate pursuant to a Severance Agreement between the Company and Mr. Stansbury. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”
(25)	During fiscal 2005, Mr. Stansbury was granted 60,000 shares of restricted stock pursuant to the Company’s annual grant program. These shares vest in three equal installments on the first permissible trading day after October 8, 2005, October 8, 2006 and October 8, 2007, respectively, provided that service as an employee, consultant or director of the

Company has been continuous until the applicable day. In addition, Mr. Stansbury was granted 70,419 shares of restricted stock in exchange for canceling options to purchase 187,496 shares pursuant to the Company’s option exchange program. The cancelled options had a value at the time of surrender of $433,981, as determined by the Company using the methodology and assumptions used in preparing its consolidated financial statements. These restricted shares granted pursuant to the option exchange program vest in three equal installments on the first permissible trading day after August 12, 2006, August 12, 2007 and August 12, 2008, respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Mr. Stansbury was also granted 20,000 shares of restricted stock on May 17, 2005. These shares vest in three equal installments on the first permissible trading day after May 17, 2006, May 17, 2007 and May 17, 2008 respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Mr. Stansbury was also granted 25,000 shares of restricted stock on July 1, 2005. These shares vest in three equal installments on the first permissible trading day after July 1, 2006, July 1, 2007 and July 1, 2008 respectively, provided that service as an employee, consultant or director of the Company has been continuous until the applicable day. Vesting may accelerate pursuant to a Severance Agreement between the Company and Mr. Stansbury. See “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

Employment Contracts, Termination of Employment and Change in Control Arrangements

The Compensation Committee, as administrator of the Company’s stock option plans, may provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by any executive officer or director of the Company in connection with certain changes in control of the Company. The accelerated vesting may be conditioned on the termination of the individual’s employment following the change in control event.

Robert M. Calderoni

The Company entered into a severance agreement with Mr. Calderoni. If the Company terminates his employment for a reason other than cause or disability, the severance agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 18 months, for 18 months of additional service credit for purposes of determining the vested portion of his options and restricted shares and for an opportunity to exercise his options during the 18-month period starting on his termination date. However, if within 12 months after the Company has been subject to a change in control, the Company terminates his employment for a reason other than cause or disability or he resigns after the Company or its successor, without his consent, has failed to appoint him as the chief executive officer of a public corporation, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a lump sum payment equal to 250% of his annual cash compensation (base salary plus target bonus), for full vesting of his options and restricted shares and for an opportunity to exercise his options during the 30-month period starting on his termination date.

The 18-month continuation of cash compensation and continued option vesting are contingent on Mr. Calderoni’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Calderoni is employed by the Company and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Calderoni from soliciting the Company’s employees to work for another employer. Another covenant prohibits him from competing with the Company and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement or spend management software sales or from sales of software or services aiding companies in sourcing or spend management activities. Finally, Mr. Calderoni is required to facilitate the transition of his duties to his successor and is precluded from disparaging the Company or its directors, officers or employees.

The severance agreement also provides that the Company will reimburse Mr. Calderoni, on a tax-adjusted basis, for the excise tax on excess parachute payments. The Internal Revenue Code imposes a 20% excise tax on “excess parachute payments.” Parachute payments include all compensation that is contingent on a change in control of the Company, including severance benefits and accelerated vesting of options and restricted stock. However, the excise tax applies only if the aggregate amount of all parachute payments equals or exceeds 300% of the executive’s average annual compensation from the Company for the last five completed calendar years (or, if less, for all completed calendar years in the executive’s period of employment). If the excise tax applies, then parachute payments become subject to the tax to the extent that they exceed 100% of the executive’s average annual compensation from the Company for the same period.

James W. Frankola

The Company entered into a severance agreement with Mr. Frankola. If the Company terminates his employment for a reason other than cause or disability or if he resigns after the Company, without his consent, has required that he serve in any position other than Chief Financial Officer or Chief Executive Officer, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 12 months, for 12 months of additional service credit for purposes of determining the vested portion of his options and restricted shares and for an opportunity to exercise his options during the 12-month period starting on his termination date. However, if within 12 months after the Company has been subject to a change in control, the Company terminates his employment for a reason other than cause or disability or he resigns after the Company or its successor, without his consent, has failed to appoint him as the Chief Financial Officer of a public corporation, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a lump sum payment equal to 200% of his annual cash compensation (base salary plus target bonus), for full vesting of his options and restricted shares and for an opportunity to exercise his options during the 24-month period starting on his termination date. The agreement also provides that the Company will reimburse Mr. Frankola, on a tax-adjusted basis, for the excise tax on excess parachute payments, but only to the extent that the excise tax is attributable to the cash severance payment.

The 12-month continuation of cash compensation and continued option vesting are contingent on Mr. Frankola’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Frankola is employed by the Company and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Frankola from soliciting the Company’s employees to work for another employer. Another covenant prohibits him from competing with the Company and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement or spend management software sales or from sales of software or services aiding companies in sourcing or spend management activities. Finally, Mr. Frankola is required to facilitate the transition of his duties to his successor and is precluded from disparaging the Company or its directors, officers or employees.

Kevin S. Costello

The Company entered into a severance agreement with Mr. Costello. If the Company terminates his employment for a reason other than cause or disability or if he resigns after the Company, without his consent, has required that he report to anyone other than the Company’s Chief Executive Officer or board of directors, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 12 months, for 12 months of additional service credit for purposes of determining the vested portion of his options and restricted shares and for an opportunity to exercise his options during the 12-month period starting on his termination date. However, if within 12 months after the Company has been subject to a change in control, the Company terminates his employment for a reason other than cause or disability or he resigns after the Company or its successor, without his consent, has required that he report to anyone other than the Company’s Chief Executive Officer or board of directors, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a lump sum payment equal to 250% of his annual cash compensation (base salary plus target bonus), for full vesting of his options and restricted shares and for an opportunity to exercise his options during the 30-month period starting on his termination date. The agreement also provides that the Company will reimburse Mr. Costello, on a tax-adjusted basis, for the excise tax on excess parachute payments, but only to the extent that the excise tax is attributable to the cash severance payment.

The 12-month continuation of cash compensation and continued option vesting are contingent on Mr. Costello’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Costello is employed by the Company and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Costello from soliciting the Company’s employees to work for another employer. Another covenant prohibits him from competing with the Company and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement or spend management software sales or from sales of software or services aiding companies in sourcing or spend management activities. Finally, Mr. Costello is required to facilitate the transition of his duties to his successor and is precluded from disparaging the Company or its directors, officers or employees.

Kent L. Parker

The Company entered into an employment agreement with Mr. Parker. Under the agreement, his annual salary is at least $300,000, and his annual bonus target is at least $150,000. Under the Agreement, the Company is to reimburse Mr. Parker for certain commuting and living expenses on a tax-adjusted basis.

If the Company terminates the employment of Mr. Parker for reasons other than cause or permanent disability, he would become entitled to severance payments for 12 months following his termination date. The severance payments would be made at a rate equal to his base salary plus his target bonus. In addition, the vested portion of any restricted shares that he holds on his termination date would be determined by adding 12 months to the actual length of his service, and any stock options that he holds on his termination date would continue vesting during the 12-month period following his termination date. Finally, any stock options that he holds on his termination date would remain exercisable for 12 months after his termination date and for at least three months after they become exercisable. However, Mr. Parker would not be entitled to receive any severance payments or other benefits unless he is prepared to sign a reciprocal release of claims and complies with certain restrictive covenants.

If, within 12 months after the Company is subject to a change in control, Mr. Parker is discharged for a reason other than cause or permanent disability or resigns for good reason, he would be entitled to a lump sum cash payment equal to 150% of his annual salary plus 150% of his target bonus. In addition, Mr. Parker would become fully vested in all restricted shares, stock options and other equity that he holds on his termination date, and any stock options that he holds on his termination date would remain exercisable for 18 months after his termination date. Finally, Mr. Parker would be reimbursed, on a tax-adjusted basis, for the 20% excise tax on excess parachute payments, but only to the extent that the excise tax is attributable to cash severance payments. For this purpose, “good reason” means that Mr. Parker is required, without his consent, to report to someone below the level of Executive Vice President of the Company, that his level of compensation (including base salary, fringe benefits and participation in bonus or incentive programs) is reduced without his consent or that his place of employment is relocated by more than 50 miles without his consent.

H. Tayloe Stansbury

The Company entered into a severance agreement with Mr. Stansbury. If the Company terminates his employment for a reason other than cause or disability, then the severance agreement provides for a continuation of his cash compensation (base salary plus target bonus) for 12 months, for 12 months of additional service credit for purposes of determining the vested portion of his options and restricted shares and for an opportunity to exercise his options during the 12-month period starting on his termination date. However, if within 12 months after the Company has been subject to a change in control, the Company terminates his employment for a reason other than cause or disability or if he resigns after the Company, without his consent, has reduced his compensation or has relocated his place of employment by more than 50 miles, then the severance agreement provides for a lump sum payment equal to 150% of his annual cash compensation (base salary plus target bonus), for full vesting of his options and restricted shares and for an opportunity to exercise his options during the 18-month period starting on his termination date. The agreement also provides that the Company will reimburse Mr. Stansbury, on a tax-adjusted basis, for the excise tax on excess parachute payments, but only to the extent that the excise tax is attributable to the cash severance payment.

The 12-month continuation of cash compensation and continued option vesting are contingent on Mr. Stansbury’s executing a general release of claims and complying with restrictive covenants. These covenants apply while Mr. Stansbury is employed by the Company and while his cash compensation continues following the termination of his employment. One of the covenants prohibits Mr. Stansbury from soliciting the Company’s employees to work for another employer. Another covenant prohibits him from competing with the Company and from working for certain specific companies as well as any other company that derives its revenue primarily from e-procurement or spend management software sales or from sales of software or services aiding companies in sourcing or spend management activities. Finally, Mr. Stansbury is required to facilitate the transition of his duties to his successor and is precluded from disparaging the Company or its directors, officers or employees.

Compensation Committee Report

The Compensation Committee has the authority to establish the level of base salary payable to the Chief Executive Officer (the “CEO”) and the other executive officers of the Company and to administer the Company’s stock plans. In addition, the Committee has the responsibility for approving the bonus program to be in effect for the CEO and the other executive officers. The Committee is comprised of non-employee directors and acts periodically to evaluate the effectiveness of the compensation program in linking the Company’s performance and executive pay. Additionally, the Committee or the Board is routinely consulted to approve the compensation package of a newly hired executive or of an executive whose scope of responsibility has changed significantly.

For the fiscal year ended September 30, 2006, the process utilized by the Committee in determining compensation levels for executive officers was based on market data, surveys prepared by an independent compensation consultant and the judgment of the Committee, as well as the Company’s overall performance and strategic position. Additionally, the recommendations of the CEO were considered with respect to the compensation of the Company’s executive officers. However, the Committee made the final compensation decisions concerning such officers.

The Company’s executive officers in fiscal 2006 were Robert M. Calderoni, Kevin S. Costello, James W. Frankola, Kent L. Parker and H. Tayloe Stansbury.

General Compensation Policy. The objective of the Company’s executive compensation program is to align executive compensation with the Company’s long-term and short-term business objectives and performance. Additionally, executive compensation is designed to enable the Company to attract, retain, and motivate qualified executives who are able to contribute to the long-term success of the Company. The following specific strategies are generally utilized to guide the Company’s executive compensation decisions:

•	Risk and Reward. A significant portion of an executive’s compensation should be tied to his or her performance and contributions to the success of the Company.

•	Pay for Performance. If an executive performs above expectations, then the executive should be rewarded with a higher level of total compensation. Similarly, if performance is below expectations, then there should be a lower level of total compensation, including the possibility of no variable compensation.

•	Compensate Competitively. The Company should compare its compensation programs to those of other companies in similar industries and establish compensation programs that are substantially at market, allowing the Company to attract and retain the executive talent it needs. The Committee has obtained a compensation survey prepared by an independent compensation consultant that includes companies in the Company’s industry and related industries. These companies may overlap with, but are not necessarily the same as, the companies included in the stock indices reflected in the Stock Performance Graph on page 22 of this proxy statement. The Committee considered a number of factors in assessing compensation levels of comparative companies, including their size and performance.

During fiscal year 2006, the Company’s executive compensation program included these key elements:

•	Base Salary. The Committee establishes the base salaries of its executives based on competitive market practices. Additionally, each executive’s base pay is considered relative to his or her total compensation package, including cash incentives and equity-based incentives. During fiscal year 2006, none of the Company’s executive officers received a base salary increase.

•	Cash-Based Incentives. During fiscal year 2006, four executive officers of the Company participated in a cash incentive program under which payment was made semi-annually based upon the Company’s revenue and operating profit and upon other performance factors. Under this program, 25% of the target bonus could be earned based on achieving the revenue target, 50% of the target bonus could be earned based on achieving the operating profit target and 25% of the target bonus could be earned at the discretion of the Committee based on individual or company-wide performance. An additional executive officer participated in the same cash incentive program, except that a target based on software and services bookings replaced one-half of the target based on revenue.

None of the Company’s executive officers who participated in the cash incentive program in fiscal years 2005 and 2006 received an increase in their target cash incentive in fiscal 2006. Executive officers participating in this program in fiscal 2006 earned cash incentives that averaged 142% of their target incentives, with individual cash incentives that ranged from 96% to 161% of their target incentives.

•	Equity-Based Incentives. Stock options and restricted stock awards are designed to align the interests of each executive officer with those of the stockholders. Each year, the Committee considers the grant of stock options and restricted stock awards to executive officers. The Committee believes that such awards provide added incentive for executive officers to influence the strategic direction of the Company and to create and grow value for customers, stockholders and employees. Options are granted with exercise prices equal to or greater than the fair market value of the stock at the time of grant and typically have three- to four-year vesting periods, contingent upon the executive officer’s continued employment with the Company. Restricted stock awards generally vest over a three-year vesting period, contingent upon the executive officer’s continued employment with the Company. The number of stock option shares and restricted stock awards granted to individual executive officers is generally based on demonstrated performance, the amount and timing of prior option grants and restricted stock awards and the executive officers’ overall compensation and equity participation in the Company, as well as the results of a compensation survey by an independent compensation consultant.

During fiscal 2006, none of the Company’s executive officers were granted stock options. During fiscal 2006, Messrs. Costello, Frankola, Parker and Stansbury were granted shares of restricted stock pursuant to the Company’s annual grant program as follows: Mr. Costello – 110,000 shares; Mr. Frankola – 100,000 shares; and Messrs. Parker and Stansbury – 85,000 shares each. The restricted stock grants to each executive officer vest in three equal annual installments starting approximately on the first anniversary of the grant date.

CEO Compensation. Mr. Calderoni received an annual base salary of $600,000. Mr. Calderoni’s base compensation was established at the time of his promotion to Chief Executive Officer in October 2001 and has not been changed since then.

Mr. Calderoni also received a discretionary cash incentive payment. His target cash incentive was established at the time of his promotion to Chief Executive Officer in October 2001 and was not changed in fiscal 2006. The actual amount of the cash incentive payment earned by Mr. Calderoni for fiscal 2006 was $609,779, representing 152% of his target incentive, which was determined based on the same incentive plan that applied to the other executive officers of the Company, as described above. In particular, 25% of the target bonus was based on achieving a revenue target, 50% of the target bonus was based on achieving an operating profit target and 25% was subject to the discretion of the Committee based on individual or company-wide performance. As in the case of the other executive officers, this cash incentive includes a final semi-annual bonus that was adjusted based on consideration of both individual and overall corporate performance in fiscal 2006.

During fiscal 2006, Mr. Calderoni was granted 450,000 shares of restricted stock pursuant to the Company’s annual grant program. In determining the level of Mr. Calderoni’s equity incentive, the Company considered his demonstrated performance, his overall level of compensation and equity participation in the Company and the amount and timing of prior equity awards, as well as the results of a compensation survey by an independent compensation consultant. The restricted stock grant to Mr. Calderoni in fiscal 2006 vests in three equal annual installments starting approximately on the first anniversary of the grant date.

Limitation on Tax Deductions. Under the federal tax laws, a publicly held company may not claim a federal income tax deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders approved a limitation under the 1999 Equity Incentive Plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1 million limitation. Other components of the executive officers’ compensation are subject to the $1 million limitation. In light of the Company’s substantial net operating loss carryforwards, the impact of any loss of federal income tax deductions is expected to be deferred.

Submitted by the Compensation Committee of the Ariba Board of Directors:

Richard A. Kashnow, Chair
Robert D. Johnson
Karl E. Newkirk
Richard F. Wallman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee was formed in April 1999, and the current members of the Compensation Committee are Messrs. Kashnow, Johnson, Newkirk and Wallman. None of these individuals was at any time during fiscal year 2006, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s certificate of incorporation limits the liability of the Company’s directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has entered into indemnification agreements with its executive officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Pursuant to these agreements, the Company has advanced or indemnified certain directors and officers for fees and expenses incurred by them in connection with the internal review resulting in the restatement of its consolidated financial statements, related legal proceedings and other matters.

As previously reported, on October 31, 2005, a purported class action, alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, was filed in the United States District Court for the Eastern District of Virginia against the Company’s Chairman and Chief Executive Officer and a former executive and director of the Company. That case was transferred to the United States District Court for the Northern District of California and an Amended Complaint was filed on November 30, 3006, adding the Company as a defendant. The action was brought on behalf of stockholders who purchased the Company’s stock from May 29, 2003 and February 7, 2005. The complaint alleges that the defendants artificially inflated the Company’s stock price between those dates by failing to disclose, in public statements that the Company made about its products, market position and performance, that some of those products allegedly infringed patents belonging to a third party. As of September 30, 2006, no amount is accrued as a loss is not considered probable or estimable.

CERTAIN ACCOUNTING MATTERS

Ernst & Young LLP (“EY”) has audited the Company’s consolidated financial statements since February 2006. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

As previously reported on a Current Report on Form 8-K, filed with the SEC on February 23, 2006, in December 2005, the Audit Committee determined, pursuant to a policy of periodically reviewing the selection of the Company’s independent auditors, that it would issue a request for proposal with regard to the Company’s audit engagement for fiscal year 2006 (the “Audit RFP”). KPMG LLP (“KPMG”) had audited the Company’s consolidated financial statements for each fiscal year in the period from September 30, 1996 through September 30, 2005, inclusive.

The Audit Committee decided to issue the Audit RFP because it wanted the opportunity to review other auditing firms as prospective independent auditors for the Company and to consider the benefits and detriments of changing independent auditors. The Audit RFP was issued to several independent registered public accounting firms, including KPMG, on December 8, 2005.

Effective February 17, 2006 (the “Auditor Change Date”), the Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm and approved the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended September 30, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the fiscal year ended September 30, 2004 contained an explanatory paragraph with respect to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective October 1, 2002. The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2005 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with KPMG’s audits for the fiscal years ended September 30, 2005 and 2004, and the subsequent interim period through the Auditor Change Date, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of such disagreements in connection with its opinions. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company’s fiscal years ended September 30, 2005 and 2004 and the subsequent interim period through the Auditor Change Date.

The Company provided KPMG with a copy of its Current Report on Form 8-K prior to its filing with the SEC on February 23, 2006 and requested that KPMG furnish a letter addressed to the SEC stating whether or not KPMG agrees with the statements noted above. A copy of the letter, dated February 22, 2006, from KPMG is attached as Exhibit 16.1 to the Current Report on Form 8-K filed on February 23, 2006.

During the fiscal years ended September 30, 2005 and 2004 and the period through the Auditor Change Date, neither the Company nor anyone on its behalf has consulted with EY regarding any of the matters referenced in Item 304(a)(2) of Regulation S-K.

The following table presents fees for professional audit services rendered by EY for the audit of the Company’s consolidated financial statements for 2006 and by KPMG for the audit of the Company’s consolidated financial statements for 2005, and fees billed for other services rendered by EY and KPMG.

	FY 2006	FY 2005
	EY (1)	KPMG
Audit Fees Excluding Audit Related:
Audit (including quarterly reviews)	$1,152,869	$1,094,462
Statutory audits	—	132,120
Accounting consultations	110,696	39,240

Total Audit Fees	1,263,543	1,265,822

Audit Related Fees:
Web trust	—	112,000
Total Audit Related Fees	—	112,000

Tax Fees:	—	102,865

All Other Fees:	—	—

Total Worldwide Fees	$1,263,543	$1,480,687

(1)	Excludes fees billed for services rendered by KPMG in the fiscal year ended 2006.

The non-audit services provided by KPMG are permissible non-audit services within the meaning of Section 10A(g) of the Exchange Act.

Section 10A(i)(1) of the Exchange Act requires that all audit and non-audit services to be performed by the Company’s principal accountants be approved in the advance by the Audit Committee, subject to certain exceptions relating to non-audit services accounting for less than five percent of the total fees paid to its principal accountants which are subsequently ratified by the Audit Committee (the “De Minimis Exception”). Pursuant to Section 10A(i)(1) of the Exchange Act, the Audit Committee has established procedures by which it pre-approves such services at each regularly scheduled meeting. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. All audit and non-audit services performed by the Company’s principal accountants were approved in advance by the Audit Committee without subsequent ratification pursuant to the De Minimis Exception.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the charter is attached as Annex A hereto. Pursuant to the charter, the Audit Committee selects the Company’s independent auditors.

Management is responsible for the Company’s internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has general oversight responsibility with respect to the Company’s financial reporting, and reviews the results and scope of the audit and other services provided by the Company’s independent auditors.

In this context, the Audit Committee has met and held discussions with management and the Company’s independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company’s independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Company’s independent auditors provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely without independent verification on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out their oversight responsibilities. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not ensure that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, filed with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined under the listing standards of The Nasdaq Stock Market.

Submitted by the Audit Committee of the Board of Directors:

Thomas F. Monahan, Chair
Robert D. Johnson
Richard A. Kashnow
Robert E. Knowling, Jr.

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between September 30, 2001 and September 30, 2006, with the cumulative total return of (i) the Morgan Stanley High Technology Index (the “MSH Index”) and (ii) the Standard and Poor’s 500 Index (the “S&P Index”), over the same period. This graph assumes the investment of $100.00 on September 30, 2001 in the Common Stock, the MSH Index and the S&P Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not necessarily indicative of, nor is it intended to forecast, the potential future performance of the Common Stock. Information used in the graph was obtained from Bloomberg, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Note: S&P performance does not include reinvested dividends.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2006, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS CONTAINED THEREIN. REQUESTS SHOULD BE SENT TO ARIBA, INC., 807 11th AVENUE, SUNNYVALE, CALIFORNIA 94089, ATTN: INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy statement and form of proxy for presentation at the Company’s 2008 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Company at its principal executive offices at 807 11th Avenue, Sunnyvale, California 94089, Attn: General Counsel, not later than September 12, 2007. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary date of the Annual Meeting, the deadline for inclusion of proposals in the Company’s proxy statement and proxy is instead a reasonable time before the Company begins to print and mail its proxy materials. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in the Company’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act are required to provide the information required by the Company’s bylaws and give timely notice to the Secretary of the Company in accordance with the Company’s bylaws at the aforementioned address not earlier than October 27, 2007 and not later than November 26, 2007. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary of the Annual Meeting, then notice of such proposal must be received no later than the close of business on the later of (i) the date 90 days prior to the meeting, and (ii) the date 10 days after public announcement of the meeting date. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

Stockholders may contact the Secretary of the Company at the Company’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors

James W. Frankola
Executive Vice President and Chief Financial Officer

Sunnyvale, California

January 10, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED. PLEASE SEE “VOTING OF SHARES” ON PAGE 1 OF THE PROXY STATEMENT FOR INFORMATION ON HOW TO VOTE YOUR SHARES AND CHANGE YOUR VOTE.

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

ARIBA, INC.

(as amended and restated by the Board of Directors on July 11, 2006)

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Ariba, Inc. (the “Company”) shall be to oversee the Company’s accounting practices, system of internal controls, audit processes, and financial reporting processes.

RESPONSIBILITIES

The Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board from time to time prescribes.

The Committee shall rely on the expertise and knowledge of management, the internal auditors and the independent auditors in carrying out its oversight responsibilities. Management of the Company is responsible for ensuring that the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls.

MEMBERSHIP

The members of the Committee will be nominated by, will be appointed by, and will serve at the discretion of, the Board. The Committee will consist of at least three (3) members of the Board who meet the following criteria (in each case to the extent that such requirements are effective from time to time):

1.	Each member will be an independent director in accordance with the applicable rules of The Nasdaq National Market (“Nasdaq”) and the rules of the Securities and Exchange Commission (“SEC”);

2.	Each member will be able to read and understand fundamental financial statements, in accordance with the applicable rules of Nasdaq;

3.	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, in accordance with the applicable rules of Nasdaq; and

4.	At least one member will be an “audit committee financial expert” in accordance with the applicable rules of Nasdaq and the SEC.

The Board shall designate one member of the Committee as the Committee’s Chairperson.

The Board or the Committee shall at least annually review and determine that each member of the Committee is an independent director in accordance with the applicable rules of the Nasdaq and the SEC. Each member shall promptly notify the Chairperson and the Company’s General Counsel if he or she becomes aware of facts or circumstances that may cause such member not to be independent within the meaning of such rules.

The Company shall distribute to each member the applicable rules of the Nasdaq and SEC relating primarily to audit committees, including rules relating to the independence of audit committee members.

RESPONSIBILITIES AND AUTHORITY

The responsibilities and authority of the Committee shall include:

Processes, Controls and Risk Management

1.	Reviewing periodically the Company’s financial reporting processes and disclosure controls and processes, based on consultation with the Company’s management and independent auditors and counsel;

2.	Reviewing periodically the adequacy and effectiveness of the Company’s internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function, based on consultation with the Company’s management and independent auditors;

3.	Reviewing the reports prepared by management, and attested to by the Company’s independent auditors, assessing the adequacy and effectiveness of the Company’s internal controls and procedures, prior to the inclusion of such reports in the Company’s periodic filings as required under the rules of the SEC;

4.	Discussing guidelines and policies governing the process by which management and other persons responsible for risk management assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, based on consultation with the Company’s management and independent auditors;

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Independent Auditors

5.	Appointing, approving the compensation of and overseeing the work of the Company’s independent auditors; in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors and the independent auditors shall report directly to the Committee;

6.	Pre-approving audit and permissible non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is permissible);

7.	Discussing with the Company’s independent auditors their annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used, and any other matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

8.	Reviewing quarterly with management, the Company’s independent auditors and the internal auditors (or other persons responsible for the Company’s internal audit function):

•	The results of the annual audit of the Company and the independent auditors’ procedures with respect to interim periods, including any significant findings, comments or recommendations of the independent auditors and internal auditors (or other persons responsible for the Company’s internal audit function) together with management’s responses thereto; and

•	Any significant changes in the Company’s accounting principles or the methods of applying the Company’s accounting principles;

9.	Reviewing and discussing reports from the independent auditors on:

•	All critical accounting policies and practices used by the Company;

•	Alternative accounting treatments within generally accepted accounting principles related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments; and

•	Other material written communications between the independent auditors and management;

10.	Reviewing with the Company’s independent auditors their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards.

11.	Obtaining and reviewing at least annually a report by the Company’s independent auditors describing:

•	The independent auditors’ internal quality-control procedures; and

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•	Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

12.	Obtaining and reviewing at least annually a formal written statement by the Company’s independent auditors delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, as it may be modified or supplemented, and reviewing and discussing with the auditors any disclosed relationships or services that may impact the objectivity and independence of the auditors; in this regard, the Committee shall take appropriate action, if necessary, to ensure the independence of the auditors;

13.	Reviewing periodically with the independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management;

SEC Reports and Other Disclosure

14.	Reviewing with:

•	Management and the Company’s independent auditors, before release, the audited financial statements and unaudited interim financial statements; and

•	Management and the Company’s independent auditors, before release, the Company’s earnings announcements or financial releases and Management’s Discussion and Analysis (MD&A) in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q;

15.	Directing the Company’s independent auditors to review, before filing with the SEC, the Company’s interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

16.	Overseeing compliance with the disclosure requirements of the SEC, including disclosure of information regarding auditors’ services and audit committee members, member qualifications and activities;

Other Responsibilities and Authority

17.	Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and requiring that those procedures be filed in the minute books of the Company and posted on Company’s website or otherwise be made readily available to the Company’s employees;

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18.	Reviewing and approving all related party transactions in accordance with the applicable rules of Nasdaq;

19.	Reviewing, approving and monitoring the Company’s code of ethics for the Chief Executive Officer and senior financial officers in accordance with the applicable rules of Nasdaq and the SEC and reviewing with the Chief Executive Officer the Company’s overall anti-fraud programs and controls;

20.	Establishing hiring policies regarding employment of employees, or former employees, of the Company’s independent auditors in accordance with the applicable rules of Nasdaq and the SEC;

21.	Reviewing the Committee’s own charter, structure, processes and membership requirements, at least on an annual basis;

22.	Preparing and periodically updating an annual calendar and checklist for the Committee’s responsibilities and authority; and

23.	Performing such other duties as may be requested by the Board.

INVESTIGATIONS, STUDIES AND OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibility with full access to all books, records, facilities and personnel of the Company.

The Committee shall have the authority to engage independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have sole authority to approve related fees and retention terms.

EDUCATION

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

MEETINGS

The Committee will establish its own schedule and will meet at least one (1) time each fiscal quarter.

The Committee will meet separately with members of the Company’s management, internal auditors (or other persons responsible for the Company’s internal audit function) and the Company’s independent auditors at such times as the Committee deems appropriate.

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The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

MINUTES

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS

The Committee shall prepare all reports required to be included in the Company’s filings with the SEC, pursuant to and in accordance with applicable rules of the SEC.

The Committee also shall report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the effectiveness of the Company’s internal controls or disclosure controls, the performance and independence of the Company’s independent auditors, or any other issue that the Committee believes should be brought to the attention of the full Board. Such reports may be made orally or in writing.

COMPENSATION

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Such fees may include retainers or per meeting fees and shall be paid in such form of consideration as is determined by the Board in accordance with the applicable rules of Nasdaq and the SEC.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY

The Committee may, to the extent permitted under applicable law, the applicable rules of Nasdaq and the SEC, and the Company’s Certificate of Incorporation and Bylaws, delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided that such pre-approval decision is presented to the full Committee at a scheduled meeting.

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PROXY	ARIBA, INC.	PROXY
807 11th Avenue, Sunnyvale, CA 94089

This Proxy is Solicited on Behalf of the Board of Directors of Ariba, Inc.

for the Annual Meeting of Stockholders to be held March 1, 2007

The undersigned holder of Common Stock, par value $.002, of Ariba, Inc. (the “Company”) hereby appoints Robert M. Calderoni and James W. Frankola, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on March 1, 2007 at 8:00 a.m. local time, at the Company’s headquarters, located at 807 11th Avenue, Sunnyvale, California, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS LISTED IN THE PROXY STATEMENT, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2007, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Chief Financial Officer of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)

ARIBA, INC.

☒	Please mark votes as in this example.

1.	To elect the following directors to serve for a term ending upon the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified:

Nominees:   Thomas F. Monahan, Karl E. Newkirk and Richard F. Wallman

☐	FOR ALL THREE NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL THREE NOMINEES

☐	WITHHOLD AUTHORITY ONLY FOR

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending September 30, 2007.

FOR    ☐        WITHHELD    ☐        ABSTAIN    ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

MARK HERE IF YOU DO NOT WANT TO RECEIVE FURTHER COMPANY REPORTS.  ☐

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature:	Date:

Signature:	Date: